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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 13, 2011

        The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on Thursday, January 13, 2011 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

  1.
  Elect as directors the ten (10) nominees named in the attached Proxy Statement. (Proposal 1)

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011. (Proposal 2)

  3.
  Transact such other business as may properly be brought before the meeting.

        The record date for the Annual Meeting is November 18, 2010. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2010 is being mailed with this Proxy Statement.

        You are invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark and sign the enclosed proxy exactly as your name appears on your stock certificates, and mail it promptly in the enclosed return envelope in order that your vote can be recorded.

By order of the Board of Directors
Eric W. Nodiff Corporate Secretary

Little Falls, New Jersey
November 29, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on January 13, 2011.

        This Proxy Statement, the Proxy Card and the Company's Annual Report are all available free of charge at https://materials.proxyvote.com/138098

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        We are providing these proxy materials in connection with the solicitation by our Board of Directors (the Board) of proxies to be voted at our 2010 Annual Meeting of Stockholders to be held on Thursday, January 13, 2011 beginning at 9:30 a.m Eastern Standard Time at The Harmonie Club, 4 East 60th Street, New York, New York and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about November 29, 2010. You should review this information together with our 2010 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Annual Meeting

Q:    Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because the Board of Cantel Medical Corp. (we, Cantel or the Company) is soliciting your proxy to vote at our 2010 Annual Meeting of Stockholders (the meeting) to be held on Thursday, January 13, 2011, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:    Who can vote at the meeting?

A:
Only stockholders of record as of the close of business on November 18, 2010 are entitled to vote at the meeting. On that date, there were 17,042,257 shares of our common stock (each, a share) outstanding and entitled to vote.

Q:    How many shares must be present to conduct the meeting?

A:
We must have a "quorum" present in person or by proxy to hold the meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:    What matters are to be voted upon at the meeting.

A:
Two proposals are scheduled for a vote:

•
To elect as directors the ten nominees named in this Proxy Statement, to serve until the first Annual Meeting of Stockholders following the fiscal year ending July 31, 2011; and

•
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011.

  As of the date of this Proxy Statement, these two proposals are the only matters that our Board of Directors intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q:    How does the Board recommend that I vote?

A:
The Board recommends that you vote FOR the election of each of the nominees for director named in this Proxy Statement and FOR the proposal to ratify the selection of

  Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011.

Q:    How do I vote before the meeting?

A:
You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. Most of our stockholders may also vote their shares via the Internet. The instructions for voting via the Internet can be found with your proxy card. If you vote via the Internet, you do not need to return your proxy card. You may either vote "For" all the nominees to the Board of Directors of Cantel or you may withhold authority to vote for any nominee(s) you specify. With respect to the ratification of the selection of Ernst & Young LLP as Cantel's independent registered public accounting firm for the fiscal year ending July 31, 2011, you may vote "For" or "Against" or abstain from voting on such proposal.

Q:    May I vote at the meeting?

A:
Yes, you may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person.

Q:    How do I vote if my broker holds my shares in "street name"?

A:
If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Q:    What should I do if I receive more than one set of proxy materials?

A:
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:    How many votes do I have?

A:
Each share that you own as of the close of business on November 18, 2010 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on November 18, 2010, there were 17,042,257 shares outstanding.

Q:    May I change my vote?

A:
Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Assistant Secretary. You may withdraw your vote at the meeting and vote in person by giving written notice to our Assistant Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Assistant Secretary at the above address.

Q:    How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:
If you submit a properly executed proxy card but do not specify how you want to vote, your shares will be voted "FOR" the election of each of the nominees for director and "FOR" the ratification of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011, and in the discretion of the persons named as proxies on all other matters that are properly brought before the meeting.

Q:    Will my shares be voted if I don't provide instructions to my broker?

A:
If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in the latter case, the shares will be treated as "broker non-votes").

  The proposal to ratify the appointment of Ernst & Young LLP as Cantel's independent registered public accounting firm for the fiscal year ending July 31, 2011is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal. In a change from prior years, as a result of amendments to the New York Stock Exchange (NYSE) rules, the proposal to elect directors is a non-discretionary matter for which a broker will not have discretionary voting power and for which specific instructions from beneficial owners are required. As a result, a broker will not be allowed to vote with respect to the election of directors for a customer who does not return specific voting instructions on this proposal.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:    What vote is required to elect directors?

A:
The ten nominees for election as directors who receive the highest number of "FOR" votes will be elected as directors. This number is a plurality. Withheld votes and broker non-votes (defined above) will have no effect on the outcome of the voting to elect directors.

Q:    What vote is required to ratify the selection of Ernst & Young LLP as Cantel's independent registered public accounting firm for the fiscal year ending July 31, 2011?

A:
For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote against the proposal.

Q:    Who will count the votes?

A:
Votes will be counted by an independent inspector of election appointed for the meeting.

Q:    Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:    How can I find out the results of the voting at the meeting?

A:
We will announce preliminary results at the meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K within four business days after the meeting.

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth, as of November 18, 2010, the number of common shares owned beneficially by any persons we know to be beneficial owners of more than five percent of our outstanding common shares, each of our directors, nominees for director, and each of our current executive officers named in the Summary Compensation Table below and all of our directors, nominees for director and officers as a group.

		Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Position with Cantel	Number		Percent of Total
Charles M. Diker	Chairman of the Board and member of	3,039,675	(2)	17.7%
150 Clove Road	Office of the Chairman
Little Falls, NJ 07424
George L. Fotiades	Vice Chairman of the Board and member of Office of the Chairman	34,750	(3)	*
Robert L. Barbanell	Director	47,479	(4)	*
Alan R. Batkin	Director	28,750	(5)	*
Joseph M. Cohen	Director	85,625	(6)	*
Mark N. Diker	Director	171,326	(7)	1.0%
Alan J. Hirschfield	Director	266,598	(8)	1.6%
Andrew A. Krakauer	President, CEO, Director and member of Office of the Chairman	173,644	(9)	1.0%
Peter B. Pronovost, M.D., Ph.D.	Nominee for Director	0		*
Bruce Slovin	Director	265,850	(10)	1.6%
Eric W. Nodiff	Senior Vice President. General Counsel and Secretary	123,993	(11)	*
Seth R. Segel	Executive Vice President and member of Office of the Chairman	93,708	(12)	*
Craig A. Sheldon	Senior Vice President, CFO and Treasurer	135,147	(13)	*
Roy K. Malkin	President of Minntech Corporation	160,735	(14)	*
Brown Capital Management, Inc.	5% Stockholder	947,509	(15)	5.6%
1201 N. Calvert Street Baltimore, Maryland 21202
Earnest Partners LLC	5% Stockholder	1,314,145	(16)	7.7%
1180 Peachtree Street Suite 2300 Atlanta, GA 30309
All officers, directors and director nominees as a group of 15 persons		4,552,747	(17)	25.8%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 18, 2010 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 18, 2010 have been exercised.

(2)
Includes 1,831,250 shares owned directly by Mr. Diker, including 34,933 restricted shares that are subject to risk of forfeiture, and 102,717 shares that Mr. Diker may acquire pursuant to stock options. Also includes an aggregate of 1,105,708 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 268,566 shares owned by Mr. Diker's wife, (ii) 249,644 shares owned by trusts for the benefit of Mr. Diker's children (including 123,739 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iii) 57,176 shares held in accounts for Mr. Diker's grandchildren over which he exercises investment discretion (including 13,200 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iv) 13,080 shares held by the DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (v) 146,571 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors, and (vi) 370,671 shares held in certain other accounts over which Mr. Diker exercises investment discretion.

(3)
Includes 21,750 shares that Mr. Fotiades may acquire pursuant to stock options.

(4)
Includes 17,250 shares that Mr. Barbanell may acquire pursuant to stock options. Does not include 5,625 shares owned by Mr. Barbanell's wife as to which Mr. Barbanell disclaims beneficial ownership.

(5)
Includes 17,250 shares that Mr. Batkin may acquire pursuant to stock options.

(6)
Includes 17,250 shares that Mr. Cohen may acquire pursuant to stock options.

(7)
Includes 10,387 shares owned directly by Mr. Diker and 24,000 shares that Mr. Diker may acquire pursuant to stock options. Also includes an aggregate of 123,739 shares owned by trusts for the benefit of Mr. Diker and 13,200 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

(8)
Includes 16,500 shares that Mr. Hirschfield may acquire pursuant to stock options.

(9)
Includes 62,334 shares that Mr. Krakauer may acquire pursuant to stock options and 53,166 restricted shares that are subject to risk of forfeiture.

(10)
Includes 16,500 shares that Mr. Slovin may acquire pursuant to stock options.

(11)
Includes 79,668 shares that Mr. Nodiff may acquire pursuant to stock options and 24,732 restricted shares that are subject to risk of forfeiture.

(12)
Includes 53,334 shares that Mr. Segel may acquire pursuant to stock options and 27,732 restricted shares that are subject to risk of forfeiture.

(13)
Includes 80,334 shares that Mr. Sheldon may acquire pursuant to stock options and 26,866 restricted shares that are subject to risk of forfeiture.

(14)
Includes 83,501 shares that Mr. Malkin may acquire pursuant to stock options and 38,433 restricted shares that are subject to risk of forfeiture.

(15)
Information regarding this 5% stockholder (other than Percent of Class) is based upon information set forth in an Information Statement on Schedule 13G filed by the beneficial owner with the SEC.

(16)
We believe that Earnest Partners LLC is a 5% holder based solely upon information set forth in a 13F Holdings Report as of September 30, 2010 filed by such entity with the SEC. Earnest Partners LLC reports investment discretion over the shares included in the table, including sole or shared voting power over 712,745 of the shares.

(17)
Includes 620,056 shares that may be acquired pursuant to stock options and 220,128 restricted shares that are subject to risk of forfeiture.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during fiscal 2010, our executive officers and directors and all persons holding more than 10% of our common stock timely filed all such Section 16(a) reports except as described herein. On June 9, 2010, Mark N. Diker made a charitable donation of 310 shares of common stock from a trust in which he is a beneficial owner. He did not file a Form 4 or 5 to report the gift in a timely manner nor did Charles M. Diker, who is a trustee of the trust and therefore deemed a beneficial owner required to report the transaction as well. Both reported the gift on a Form 5 filed with the SEC on October 15, 2010.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our entire Board is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of nine members but will be increased to ten members on the date of the meeting. All of the nominees listed below except for Dr. Peter Pronovost are incumbent directors. The nomination of each nominee to serve for a one-year term was recommended by our Nominating and Governance Committee (Nominating Committee) and approved by the Board. The ten nominees include seven independent directors as defined in the NYSE rules and regulations.

        Each nominee elected as a director will continue in office until the next Annual Meeting of Stockholders or until his successor has been elected or appointed. Each person nominated has agreed to serve if elected.

        The persons named as proxies intend to vote the proxies FOR the election of each of the nominees unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If for some reason any director nominee is unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy card, the proxies will be voted in favor of the remaining nominees.

        The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since

Robert L. Barbanell	80	1994

President, Robert L. Barbanell Associates, Inc., a financial consulting company, for more than the past five years. Mr. Barbanell served as a director of Pride International, Inc. (NYSE), an offshore drilling company, within the last five years until August 2006. Mr. Barbanell's career-long experience with matters of banking, finance and accounting has assisted the Board's consideration of financing and accounting matters, including Sarbanes Oxley requirements and internal audit controls. This experience and his strong leadership as Chairman of the Audit Committee, together with his 16 years of service as a director, qualify him for service on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since

Alan R. Batkin	66	2004

Vice Chairman, Eton Park Capital Management, L.P., an investment firm, since February 2007. For more than five years prior thereto, Mr. Batkin served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. He is also a director of Hasbro, Inc. (NYSE), a toy and game company, Overseas Shipholding Group, Inc. (NYSE), a company that operates oceangoing bulk cargo vessels, and Omnicom Group, Inc. (NYSE), a global marketing and corporate communications company. Mr. Batkin also served as a director of Diamond Offshore Drilling, Inc. and as a director of various mutual funds within the IQ Investment Advisors Fund Complex during the last five years. We believe that Mr. Batkin's specific banking, consulting and directorial experience described above qualifies him for service on the Board.

Joseph M. Cohen	73	2000

Chairman of JM Cohen & Co., a family investment group, for more than the past five years. Mr. Cohen's career-long experience with matters of business has assisted the Board's consideration of management issues and strategic initiatives, many of which involve complex financial arrangements. This experience qualifies Mr. Cohen to serve on the Board.

Charles M. Diker	75	1985

Chairman of the Board since 1986 and a member of the Office of the Chairman since April 2008. Mr. Diker has served as a managing partner of Diker Management LLC, a registered investment adviser, for more than the past five years. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; natural gas exploration, production and pipeline operation companies; and a luxury lodging company. We believe that Mr. Diker's more than 25-years of service as Chairman and a director of Cantel, knowledge of the Company's business and his strong strategic vision for the Company qualify him to serve on our Board.

Mark N. Diker	44	2007

A co-managing partner of Diker Management LLC, a registered investment adviser, for more than the past five years. We believe that Mr. Diker's experience in investment-related matters and ability to assist in the analysis of acquisition targets qualifies him to serve on our Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since

George L. Fotiades	57	2008

Operating Partner—Chairman of Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm, since April 2007. For more than five years prior thereto, Mr. Fotiades served as President and COO of Cardinal Health, Inc., a leading provider of healthcare products and services, and President of its Pharmaceutical Technologies and Services segment. He is also a director of The Alberto Culver Company (NYSE), a manufacturer and distributor of beauty and personal care products, and ProLogis (NYSE), an owner, manager and developer of distribution facilities. Mr. Fotiades has served as Vice Chairman of the Board of Cantel and a non-executive member of the Office of the Chairman since April 2008. Mr. Fotiades' extensive experience in executive management of global operations, strategic planning, and sales and marketing, particularly in the healthcare industry, qualifies him to serve on the Board.

Alan J. Hirschfield	75	1986

Private investor and consultant for more than the past five years. Mr. Hirschfield is also a director of Carmike Cinemas, Inc. (NASDAQ), a national theater chain, and Leucadia National Corp. (NYSE), a holding company engaged in various operating and investing activities. He served as Vice Chairman of the Board of Cantel from 1988 until March 2009. In addition, Mr. Hirschfield served as a director of Interactive Data Corporation and Peregrine Systems Inc. during the past five years. Mr. Hirschfield has managerial experience in the media and entertainment sector, as well as in investment banking and real estate. This experience, together with his twenty-five years of service as a director of Cantel, qualifies him to serve on the Board.

Andrew A. Krakauer	55	2009

CEO of the Company since March 20, 2009 and President and a member of the Office of the Chairman since April 2008. From August 2004 through April 2008 he served as Executive Vice President and Chief Operating Officer. For more than five years prior thereto, he served as President of the Ohmeda Medical Division of Instrumentarium / GE Healthcare. Mr. Krakauer's detailed knowledge of the Company's business and operations, his service as a senior executive and his extensive experience as past Chief Operating Officer of the Company and interim President of the Company's water purification operations qualify him to serve on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since

Peter J. Pronovost, M.D., Ph.D	45	—

Professor, Johns Hopkins University School of Medicine (Departments of Anesthesiology and Critical Care Medicine), in the Bloomberg School of Public Health (Department of Health Policy and Management) and in the School of Nursing for more than the past five years. In addition, Dr. Pronovost serves as a practicing anesthesiologist and critical care physician, researcher, lecturer and international patient safety leader. He is also the Medical Director for the Center for Innovation in Quality Patient Care, which supports quality and safety efforts at the Johns Hopkins Hospitals. Dr. Pronovost is a lecturer and author in the fields of patient safety, ICU care, quality health care, evidence-based medicine, and the measurement and evaluation of safety efforts. His research is centered on improving the quality of care delivered in the intensive care unit and operating suite and improving patient safety in these and other clinical areas. We believe that Dr. Pronovost's position as a world renowned leader of patient safety and quality qualifies him to serve on the Board.

Bruce Slovin	74	1986

President, 1 Eleven Associates, LLC, a private investment firm, for more than the past five years. Mr. Slovin is a director of M&F Worldwide Corp. (NYSE), a holding company that owns and manages various operating businesses, and SIGA Technologies, Inc. (NASDAQ), a company specializing in the development of pharmaceutical agents to fight biowarfare pathogens. Mr. Slovin's experience in various operating and financial positions and his ability to play a valuable leadership role, qualifies him to serve on the Board.

        The Board of Directors recommends that you vote "FOR" the election of each of the ten nominees.

 CORPORATE GOVERNANCE

        We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Business Conduct and Ethics

        All of our employees, including our Chief Executive Officer (CEO), Chief Financial Officer (CFO), all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Code of Business Conduct and Ethics is also available without charge in print to any requesting stockholder. We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating Committee and the Board review and revise our Corporate Governance

Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Corporate Governance Guidelines are also available without charge in print to any requesting stockholder.

Certain Relationships and Related Persons Transactions

        Our Corporate Governance Guidelines address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, any related person transaction that would require disclosure by us under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, including those with respect to a director, a nominee for director or an executive officer, must be reviewed and approved or ratified by the Nominating Committee, excluding any director(s) interested in such transaction. Any such related person transactions will only be approved or ratified if that Committee determines that such transaction will not impair the involved person(s)' service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

        Mark N. Diker, our Chairman's son, has served as a director of Cantel since October 18, 2007. Because of such family relationship, he is not treated as an independent director. During fiscal 2010, Mr. Mark Diker's total compensation was approximately $29,000 and he was awarded options covering 5,250 shares under the 2006 Equity Incentive Plan in connection with his directorship at Cantel.

        Other than compensation paid to our executive officers and directors and disclosed in this Proxy Statement or otherwise approved by our Compensation Committee (formerly known as the Compensation and Stock Option Committee) or Board, we did not engage in any related person transactions in fiscal 2010.

BOARD MATTERS; COMMITTEES

Board of Directors Meetings and Attendance of Directors

        The Board held four regular meetings during the fiscal year ended July 31, 2010. During fiscal 2010, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. Eight of nine members of the Board attended our 2009 Annual Meeting of Stockholders.

Director Independence

        In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board has affirmatively determined that the following six directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Securities Exchange Act of 1934 (the Exchange Act) and within the NYSE definition of "independence": Robert L. Barbanell, Alan R. Batkin, Joseph M. Cohen, George L. Fotiades, Alan J. Hirschfield and Bruce Slovin. In addition, the Board has determined that Peter J. Pronovost, M.D., Ph.D. would, if elected at the meeting, also meet applicable independence definitions. Our Board has also concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board. Independent directors receive no compensation from us for service on the Board or the Committees other than directors' fees and stock option grants under our 2006 Equity Incentive Plan.

Executive Sessions; Presiding Director

        As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present on a periodic basis. Mr. Batkin serves as the presiding independent director (Presiding Director) and is the chairperson for all non-management director meetings. He has been selected by our non-management directors to serve in such position each year since December 2004.

Communications with Directors; Hotline

        You may contact the entire Board, any Committee, the Presiding Director or any other non-management directors as a group or any individual director by calling our toll-free Hotline at 1-800-826-6762. An outside vendor collects all reports or complaints and delivers them to our General Counsel, who, in appropriate cases, forwards them to the Audit Committee and/or the appropriate director or group of directors or member of management. You are also welcome to communicate directly with the Board at the meeting. Additional information regarding the Hotline can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. All members of the Audit Committee, the Compensation Committee and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Assistant Secretary.

        Audit Committee.    The Audit Committee is composed of Messrs. Barbanell (Chairman), Batkin and Slovin. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Mr. Barbanell qualifies as an "audit committee financial expert" for purposes of the federal securities laws. Mr. Barbanell developed such qualification through his experience as general partner of a securities firm and managing director of a merchant banking affiliate of an international bank, as well as his service as a corporate financial officer and experience as a director of both public and private companies.

        The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

        The Audit Committee held five meetings during fiscal 2010, of which four were meetings held prior to the filing of our Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the primary purpose of reviewing such reports and the quarterly closing process.

        Compensation Committee.    The Compensation Committee is composed of Messrs. Hirschfield (Chairman), Cohen and Batkin. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our equity incentive plans in accordance with the terms of such plans. The Compensation Committee held four meetings during fiscal 2010. In discharging its responsibilities, the Compensation Committee, among other things, together with the other independent members of the Board, evaluates the CEO's performance and, together with the other independent directors, determines and approves the CEO's compensation level based on such evaluation. The Compensation Committee also makes recommendations to the Board with respect to compensation of other executive officers. The CEO makes recommendations to the Compensation Committee regarding the amount and form of his compensation and the compensation of our other executive officers.

        During fiscal 2009 and the first half of fiscal 2010, the Compensation Committee retained an independent consulting firm, The Kinsley Group, to assist with various executive compensation issues including the development of short-term and long-term cash and equity incentive programs for fiscal 2010, providing the Committee with competitive pay data and compensation trends, analysis and recommendations, and assisting with the preparation of an executive severance program for the Company's key executives. The Kinsley Group did not provide any other services to us in fiscal 2009 or fiscal 2010.

        Compensation Committee Interlocks and Insider Participation.    None of the directors who served on the Compensation Committee during fiscal 2010 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. During the fiscal year ended July 31, 2010, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

        Nominating Committee.    The Nominating Committee is composed of Mr. Fotiades (Chairman), Mr. Barbanell and Mr. Cohen (who joined the Committee in October 2009). The Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held one meeting during fiscal 2010.

        Board Leadership Structure.    The CEO and Chairman roles at Cantel are separated between Andrew A. Krakauer and Charles M. Diker, respectively, in recognition of their differing responsibilities. The CEO is responsible for setting the Company's strategy and leading the organization's day-to-day performance. The Chairman is responsible for advising the CEO, assisting in long-term strategies and acquisitions, and presiding over meetings of the Board. Although we do not have a formal policy regarding whether the offices of Chairman and CEO should be separate, our Board believes that the existing leadership structure, with the separation of the Chairman of the Board and CEO roles, enhances the accountability of the CEO to the Board and strengthens the Board's independence from management. In addition, the Board believes that having a separate Chairman creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders.

        Board Role in Risk Oversight.    The Board is responsible for oversight of the Company's management of enterprise risks. Cantel's senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. Management of the Company advises the Board on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. We do not believe our Board's oversight of risk influences our leadership structure, though we believe our leadership structure helps mitigate risk by separating oversight of our day-to-day business from the oversight of our Board.

Selection of Nominees for Election to the Board

        The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Committee will consider nominees recommended by stockholders, the Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Assistant Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

        The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board's current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. Although the Board considers diversity as a factor to be considered in identifying and evaluating nominees, it does not have any formal policy with respect to diversity. The Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; concern for Cantel's success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interests.

        Our new director nominee, Dr. Peter Pronovost, was recommended by our Chairman, Charles M. Diker.

EXECUTIVE OFFICERS OF CANTEL

Name	Age	Position
Charles M. Diker	75	Chairman of the Board and member of Office of the Chairman
Andrew A. Krakauer	55	President, CEO and member of Office of the Chairman
Seth R. Segel	41	Executive Vice President and member of Office of the Chairman
Craig A. Sheldon	48	Senior Vice President, Chief Financial Officer and Treasurer
Eric W. Nodiff	53	Senior Vice President and General Counsel
Steven C. Anaya	40	Vice President and Controller
Roy K. Malkin	64	President and CEO of Minntech Corporation, a subsidiary of Cantel

        Set forth below is certain biographical information concerning our executive officers who are not also directors:

        Mr. Segel has served as our Executive Vice President since March 2009 and as a member of the Office of the Chairman since April 2008. From November 2002 through March 2009, Mr. Segel served in other executive capacities, most recently as Senior Vice President—Corporate Development and Strategy.

        Mr. Sheldon, who has been employed by us in various executive capacities since November 1994, has served as our Senior Vice President and Chief Financial Officer since November 2002. In March 2009, Mr. Sheldon was also appointed Treasurer. Mr. Sheldon is a certified public accountant.

        Mr. Nodiff has served as our Senior Vice President and General Counsel since January 2005. In January 2009, Mr. Nodiff was also appointed Secretary.

        Mr. Anaya, who has been employed by us since March 2002, has served as Vice President since November 2003 and Controller since November 2002. Prior thereto, he served as our Assistant Controller. Mr. Anaya is a certified public accountant.

        Mr. Malkin has served as President and Chief Executive Officer of Minntech since September 2001 and as President and Chief Executive Officer of Medivators, Inc. (former subsidiary of Cantel that merged into Minntech) since June 1999.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee of our Board discharges certain responsibilities of the Board with respect to compensation of the Company's executive officers, which, for the fiscal year ended July 31, 2010, included our President/Chief Executive Officer (CEO) and member of Office of the Chairman, Andrew A. Krakauer; Executive Vice President and member of Office of the Chairman, Seth R. Segel; Senior Vice President, Chief Financial Officer (CFO) and Treasurer, Craig A. Sheldon; Senior Vice President, General Counsel and Secretary, Eric W. Nodiff; and President and CEO of Minntech Corporation (a subsidiary of the Company), Roy K. Malkin (the Named Executive Officers or NEOs).

Objectives of Compensation Programs

        The primary objectives of the Company's compensation program are to:

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  Closely align the interests of the executive officers with those of the stockholders, and

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  Offer compensation opportunities that attract and retain talented executive officers, motivate such officers to perform at their highest level and reward their achievements.

        The abilities and performance of the Company's executives are critical to the Company's long-term success, and the objectives of the compensation program are designed to complement each other by balancing the Company's interest in achieving both its short-term and long-term goals. Base salary and incentive-based cash bonuses are paid to reward performance and the achievement of short-term objectives and equity awards are used to align the executives' interests with the long-term success of the Company.

What the Company's Compensation Program is Designed to Reward

        The Company's business plan emphasizes growth through the expansion of existing operations and the addition of new products through acquisitions and product development. This strategy is advanced by identifying and acquiring businesses; effectively integrating acquired operations, personnel, products and technologies into the organization; retaining and motivating key personnel throughout the Company; attracting and retaining customers; and encouraging new product development. In addition, the Company relies on its executives to sustain and efficiently manage current businesses while adapting and growing its business segments in response to the ever-changing competitive landscape, and, in general, to maximize stockholder value. The compensation program is designed to reward the NEOs for successfully managing these tasks, increasing earnings of the Company, and creating stockholder value.

Role of Compensation Consultant and Survey Data

        During fiscal 2009 and the first half of fiscal 2010, the Compensation Committee retained and worked with an independent consulting firm, The Kinsley Group, to advise it on various aspects of the Company's compensation programs. The consultant was retained to assist with various executive compensation issues including the development of short-term and long-term cash and equity incentive programs, and providing the Committee with competitive pay data and compensation trends, analysis and recommendations. The consultant utilized data regarding compensation practices for public companies that are engaged in our industry, in related industries, or that possess size or other characteristics which are similar to ours. Based on its research, the consultant provided advice on the mix and amounts of our NEOs' compensation and provided recommendations on the design of our new short-term incentive plan (STIP) and long-term incentive plan (LTIP), as well as the design of the severance agreements described below. The Kinsley Group has not provided any services to management.

        In order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, the consultant reviewed broad-based survey data from CompAnalyst database managed by Salary.com, Inc. The survey data reviewed by the consultant summarized compensation trends for companies similar to us in industry (e.g., medical, dental, healthcare equipment, and device makers), revenue size (e.g., $200 million to $500 million) and geographic region (e.g., New York/New Jersey/Connecticut tri-state area), but did not name the individual companies included in the survey. This data was supplemented with data from CompAnalyst Executive which enabled the consultant to conduct targeted business intelligence in order to benchmark and design the company's executive pay programs. Representative companies in the group included: Accuray, Inc., Affymetrix, Inc., Allied Healthcare International Inc., American HomePatient, Inc., American Medical Systems Holdings, ArthroCare Corporation, B. Braun Medical Inc., Benco Dental Supply Company, Cardiac Science Corporation, Darby Dental Supply, Datascope Corporation, Greatbatch, Inc., Haemonetics Corporation, Immucor, Inc., Masimo Corporation, Medical Action Industries Inc., MEDRAD, Inc., Mentor Corporation, Royal Appliance Mfg. Co., Sonosite, Inc., Starkey Laboratories, Inc., Sybron Dental Specialties, Inc., Thoratec Corporation and Wright Medical Group, Inc.

        The survey data was used principally to obtain a general understanding of median base salary and bonus levels paid to executives in the healthcare industry and to determine where compensation levels of the Company's executives fell relative to median compensation levels of comparable industry executives. The data showed that the combined base salaries and short-term cash incentives were mixed relative to the medians in the comparative group. However, the Committee did not utilize the survey for benchmarking to specific market percentiles or modify any salaries or cash incentives of any executive of the Company based on the data in the survey. With respect to short-term incentives, while the Company did not target specific percentiles relative to the medians in the comparative group, the Committee evaluated this data with the assistance of the consultant and the Chairman of the Board to develop a bonus target, measured as a percentage of base salary, for each NEO. The Committee took this data into account, along with its consultant's recommendations, as data points to be considered in determining if its current levels and mix of compensation were reasonable for the Company.

        In developing its recommendations to the Committee regarding the development of the STIP, LTIP and severance programs, The Kinsley Group looked at a number of companies of comparative size, similar businesses, similar financial strength and geographic scope. The companies used by the consultant for specific plan component comparisons (severance, change in control, perquisites)

consisted of the following: Accuray Inc., Affymetrix Inc., American Medical Systems, Arthrocare Corp., Baxter International Inc., Cardiac Science Corp., Conmed Corporation, C.R. Bard, Inc., Danaher Corporation, Datascope Corp., Masimo Corp., Medical Action Industries Inc., Mentor Corp., Pall Corporation, Sonosite Inc., Steris Corporation, Symmetry Medical Inc., Thoratec Corp., Wright Medical Group Inc. and Zoll Medical Corp. The consultant did not provide the Committee with specific data about these companies but rather used data about them in formulating its own recommendations to the Committee.

        Following its receipt of survey data and meetings and discussions with its consultant, the Committee considered the consultant's recommendations and made such modifications to the Company's compensation programs that it deemed necessary in order to best meet the objectives outlined above. Changes implemented in fiscal 2010 as a result of the Committee's review are discussed below.

Elements of the Compensation Program; Why the Compensation Committee Chose Each Element and How it Relates to the Company's Objectives

        The two principal elements comprising executive compensation are cash and equity awards. The cash element is divided into base salary and annual cash incentives under the STIP and the equity element consists of stock options and restricted stock awards (subject to a risk of forfeiture) under the LTIP. These elements complement each other and give the Committee flexibility to create compensation packages that provide short and long-term incentives in line with the Company's approach to compensation. Such approach is designed to provide the executive sufficient cash to be competitive with other employment opportunities, while at the same time providing the executive with an incentive to build stockholder value by aligning the executive's interests with those of our stockholders.

        Base salary is the primary fixed element of the Company's compensation program and is used to attract and retain, as well as motivate and reward, executive officers. In determining the base salary of NEOs, the Compensation Committee considers the experience, skills, knowledge and responsibilities required of the executive officer in his role, specifically, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, and if applicable, the base salary of the individual at his prior employment.

        Short-term incentive compensation is an opportunity for executives to receive cash bonuses based on the company's (or its divisions') annual financial performance. The short-term incentive compensation is intended to reward performance for the most recently completed fiscal year when financial objectives are achieved and motivate and retain qualified individuals who have the opportunity to influence future results, advance business objectives, and enhance shareholder value. Likewise, this element of compensation is designed to provide reduced or no award when financial objectives are not achieved. Under the STIP, which was adopted by our Board in December 2009, target amounts for the annual bonus opportunity are required to be established during the first quarter of the fiscal year and are based on achievement of one or more metrics described in the STIP. The exact annual metrics and targets to be used under the STIP are approved by the Compensation Committee each year. In addition, under the STIP, the Compensation Committee has the flexibility to award additional discretionary bonuses to recognize and reward performance in excess of measurable performance objectives.

        Prior to fiscal 2010, the Company relied solely on discretionary cash bonuses or formula-based cash bonuses under employment agreements. In order to more clearly incentivize our NEOs and other officers and employees, the Committee, in consultation with its consultant, developed the STIP. For fiscal 2010, the Committee established amounts, as a percentage of base salary, using the consultant's recommendations as a guideline and then making adjustments, depending on individual factors and business results. Such targets were expressed as a percentage of base salary with achievement levels based on attainment of the Company's fiscal 2010 targeted diluted earnings per share (EPS) and, in the case of Division CEOs including Mr. Malkin, budgeted operating income for the applicable division. Factors included in the process of determining senior management target levels, as well as discretionary additional bonuses, were business performance, scope of responsibilities and accountability, competitive and other industry compensation data, special circumstances and expertise, individual performance, comparison with compensation of our other senior managers and recommendations of the Chairman of the Board.

        In December 2009, our Board, upon the recommendation of our Compensation Committee and based in part on input from its consultant, adopted the LTIP. The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and shareholder value goals. Through equity awards, the LTIP is designed to communicate and reinforce strategic, operational and financial objectives linked to creating shareholder value, provide a competitive incentive for achievement of long-term corporate shareholder value goals and establish an objective basis for determining annual long-term incentive awards for eligible participants.

        Equity awards (which may consist of restricted stock, stock options, stock appreciation rights or performance awards) are granted under the LTIP to NEOs in order to give them an ownership interest in the Company, thereby aligning their interests with those of the stockholders. Restricted stock awards consist of awards of the Company's common stock subject to specified restrictions including, among other things, continued employment with the Company. Stock options and stock appreciation rights (rights to receive a payment equal to the increase in fair market value of the Company's common stock since the grant date thereof) are equity awards whose value depends on an increase in the Company's common stock price. The Compensation Committee historically granted a mix of stock options and restricted stock. However, the Committee determined at the end of fiscal 2010 to no longer grant options to management and rather, to grant only restricted stock to management. Grants of restricted stock have intrinsic value regardless of price appreciation, and may create a better identity of interests between management and other shareholders. In addition, the Committee believes that due to their intrinsic value, restricted shares may have a stronger retentive effect on management than options. At the end of the first quarter of fiscal 2010 (prior to the adoption of the LTIP), options and restricted stock were granted to management based on the Company's excellent performance in fiscal 2009. Following fiscal 2010 restricted stock was granted to management under the LTIP in recognition of attainment, and exceeding of targeted EPS in fiscal 2010. For fiscal 2011, the Committee determined to eliminate the EPS target for restricted share grants because it believes that this measure is more appropriate for the STIP on an annual basis rather than serving as a long-term incentive.

        The Compensation Committee typically imposes time based vesting conditions on options and restricted stock because it believes that time based vesting encourages recipients of awards to remain employed by the Company and continue to provide services to us, and also encourages recipients to build stockholder value over a long period of time. As with other issued shares of our common stock, vested and unvested restricted stock (but not options) awarded under our long-term incentive plan are entitled to receive dividends we pay on our common stock.

Risk in Our NEO Compensation Program

        Our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. We believe the base salary levels of our executives mitigate excessive risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics. We also provide a mixture of both short-term and long-term incentives. With a significant weighting on long-term incentives that are subject to time-based vesting, we believe NEOs' incentives are aligned with those of our shareholders and short-term risk taking is discouraged. In addition, the performance measures used for short-term incentives are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks. The metrics we use are typically calculable in accordance with generally accepted accounting principles (GAAP) and audited at the end of the year. Also, short-term incentives in the form of annual performance bonus payouts have been established, depending on an executive's position, at between 40-70% of base salary for on-target performance. Under the STIP, the Compensation Committee may determine that extraordinary performance warrants a higher payout but with a cap of 200% of targeted bonus, which the Compensation Committee believes mitigates the likelihood that our executives will take excessive risks. In addition, equity incentive awards are granted annually and vest annually over three years, so executives always have a significant amount of unvested awards that could decrease significantly in value if our business is not managed for the long-term. The Compensation Committee further retains discretion under both the STIP and LTIP to reduce or not pay awards under such plans due to an NEO's misconduct or poor performance.

How the Compensation Committee Chose Amounts and Formulas for Each Element

        Base Salary.    Prior to fiscal 2010, base salaries for the NEOs were either established by the terms of an employment agreement to which the NEO was a party, or by the Compensation Committee (or by the Board upon the recommendation of the Compensation Committee). During fiscal 2009 or early fiscal 2010, all existing employment agreements with our NEOs expired by their terms and were replaced by severance agreements (discussed below) that do not address base salary. Currently the Compensation Committee approves, or recommends to the full Board for approval, all NEO base salaries.

        At the commencement of fiscal 2010, base salary levels for the NEOs were temporarily frozen at fiscal 2009 rates. The freeze was implemented as a precaution in light of the general economic conditions in the United States and worldwide and the business uncertainties inherent in the current climate. In December 2009, the Compensation Committee (or the Board upon the recommendation of the Compensation Committee), reviewed the salaries that had been frozen to determine if any changes were necessary or appropriate. In consideration of the Company exceeding its expected performance, the Committee determined to raise the NEOs' salaries effective as of February 1, 2010. Mr. Krakauer received a raise of 5.9%, in recognition of his position, leadership and contributions to the Company, while all other NEOs receive a 3.5% increase to their base salaries in recognition of their contributions. Although the information regarding base salaries of the comparator group was considered as a data point in evaluating the reasonableness of the base salaries, the Committee based its decision to raise salaries on the performance of the Company and not the comparative data. The Committee maintained the relative differences among NEOs that had been established in prior fiscal years based on the NEOs roles and responsibilities and the Committee's prior perception of executives of other similar companies of similar position, responsibility, experience, qualifications, and performance. As a result of the Committee's review and the modest increases, the current base salaries for our NEOs are as follows:

NEO	BASE SALARY
Mr. Krakauer	$450,000
Mr. Malkin	$415,718
Mr. Segel	$348,990
Messrs. Nodiff and Sheldon	$308,272

        Short-Term Incentive Plan.    For fiscal 2010, the Compensation Committee chose EPS growth as the performance metric under the STIP to maintain a focus on increasing shareholder value and driving superior financial performance. The Committee believes EPS is a key metric in measuring the Company's success and provides certainty and comparability since it is calculated in accordance with generally accepted accounting principles and audited each year. Specifically, for fiscal 2010 the performance target was an increase in EPS of $0.09, from $0.94 in fiscal 2009 to $1.03 in fiscal 2010. For Mr. Malkin, 25% of his potential incentive compensation was based on Cantel's EPS target, while the other 75% of his potential incentive compensation was based on the attainment by Minntech in fiscal 2010 of at least 10% annual growth in operating income.

        For fiscal 2010, the target incentive awards under the STIP, established as a percentage of base salary, were set by the Compensation Committee as follows:

NEO	TARGET INCENTIVE AWARD
Mr. Krakauer	70%
Mr. Malkin	55%
Mr. Segel	50%
Messrs. Nodiff and Sheldon	45%

        The target incentive awards were within the ranges established by the Committee when it adopted the STIP and were determined after considering recommendations by the Committee's consultant with such modifications as the Committee deemed appropriate to reflect the positions and responsibilities and expected contributions to the Company of each NEO.

        In fiscal 2010, the Company significantly exceeded the EPS performance target of $1.03. Our actual EPS was $1.18. The Minntech division exceeded the 10% growth target in operating income. Therefore, each NEO received his full target incentive award. In addition, because the amounts by which our actual EPS (and Minntech's operating income in the case of Mr. Malkin) exceeded our performance targets were significant, the Compensation Committee utilized its discretion under the STIP to award additional cash bonuses to our NEOs. Total STIP awards to NEOs for fiscal 2010 were as follows:

NEO	INCENTIVE- BASED AWARD	DISCRETIONARY AWARD	TOTAL CASH AWARD
Mr. Krakauer	$315,000	$126,000	$441,000
Mr. Malkin	$228,645	$57,355	$286,000
Mr. Segel	$174,495	$69,798	$244,293
Messrs. Nodiff and Sheldon	$138,722	$69,362	$208,084

        These discretionary STIP awards increased the incentive-based awards by 50% in the case of Messrs. Nodiff and Sheldon, 40% in the case of Messrs. Krakauer and Segel and 25% in the case of Mr. Malkin. Messrs. Nodiff and Sheldon received higher discretionary awards on a percentage basis than the other NEOs due to their additional contributions in managing the Company's finances in fiscal 2010 (in the case of Mr. Sheldon) and managing the Company's complex legal affairs while reducing legal expenses (in the case of Mr. Nodiff). Mr. Malkin received a lower discretionary award on a percentage basis than the other NEOs due to his incentives being more heavily tied to his Division that, while exceeding its operating income target, did so to a lesser degree than the Company exceeded its EPS target.

        Equity Awards.    Under the LTIP, the Compensation Committee determines the number of shares of stock underlying the equity awards based upon each NEO's position and performance and the Company's performance during the year. In determining the mix of restricted stock and stock options to be granted, the Compensation Committee also considers the tax and accounting implications for the employee and the Company. All stock options have an exercise price equal to the fair market value of the Company's stock on the grant date. In October 2009, prior to the adoption of the LTIP, the Compensation Committee awarded a mix of stock options and restricted shares to each NEO.

        Upon adoption of the LTIP, the Committee established fiscal 2010 equity award targets for NEOs based on a percentage of their base salary (described below), with the granting of awards to be subject to the Company's attainment of EPS of at least $1.03 in fiscal 2010. However, at the time of grant, the October 2009 equity grants described above were deemed to represent a portion (50%) of such fiscal 2010 equity awards. However, in October 2010, because the fiscal 2010 EPS target was substantially exceeded, the Committee exercised its discretion and elected to award 100% of the targeted equity awards (e.g., awards having the full "value of award" reflected in the chart below) under the LTIP, comprised solely of restricted shares, without regard to the October 2009 equity grants. Such awards were subject to vesting in three equal annual installments beginning on the anniversary of the grant date. In addition, due to the Committee's decision to no longer grant options, the Committee increased the number of restricted shares based on a formula of one restricted share for three option shares.

        The target incentive equity award percentages were determined by the Committee to reflect the objectives of the LTIP and to give effect to the positions, responsibilities and contributions to the Company of each NEO. The percentages also reflect the Compensation Committee's view, with input from its independent consultant, of market-based differences for similarly positioned executives at other companies.

        The number of shares of restricted stock issued to each participant in October 2010 was calculated by (1) multiplying the NEO's base salary by the incentive award percentage and (2) dividing the product by $17, which the Compensation Committee deemed to represent or exceed the approximate fair market value of a share of our common stock on the date the criteria were established. For these awards, the Compensation Committee established the following payment percentages and, as a result, made the grants indicated:

NEO	TARGET INCENTIVE AWARD	VALUE OF AWARD	NUMBER OF SHARES AWARDED
Mr. Krakauer	100% of Base Salary	$450,000	26,500
Mr. Segel	65% of Base Salary	$226,844	13,400
Mr. Sheldon	70% of Base Salary	$215,790	12,700
Mr. Nodiff	60% of Base Salary	$184,963	10,900
Mr. Malkin	80% of Base Salary	$332,574	19,600

Post-Retirement and Other Benefits

        The Company had historically entered into employment agreements with its NEOs. However, in order to maintain greater flexibility for the Company, these agreements were not renewed upon their expiration. The Compensation Committee, in consultation with its consultant, did retain certain post-termination benefits to continue to attract and retain qualified executive officers and entered into new severance agreements with each of its NEOs in February 2010.

        The Compensation Committee believes that post-termination benefits are an important aspect of an executive compensation program because they allow the Company to better recruit and retain executive officers by offering competitive compensation packages. Such benefits also allow the executive officers to focus on performance of their duties and eliminate distractions related to job security concerns. The agreements also provide benefits in the event of a change in control of the Company to further align the interests of the executive with those of the stockholders. These arrangements are primarily intended to maintain the executive's motivation to consummate the sale of the Company in circumstances where such event will maximize stockholder value, notwithstanding that such transaction may result in the executive's loss of continued employment with the Company. We believe a "double trigger" requiring actual termination following a change of control rather than simply awarding amounts in the event of a change of control best aligns the NEOs' interests by encouraging them to continue to perform their duties adequately rather than simply receiving an award for completing a transaction.

        We believe that these severance benefits are reasonable and appropriate for our NEOs in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We do not include "gross-up" provisions in the severance agreements other than with respect to certain limited benefits since we believe the cash payments that would be made would be sufficient to allow the NEOs to cover their taxes while still receiving a significant payment. A more detailed description of our severance agreements may be found below under the heading "Post Termination Benefits and Change in Control."

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in Cantel's value attributable to the performance of the current management team.

        The severance agreements for our NEOs provide equal benefits for each NEO other than our CEO being entitled to a higher multiple of his base salary in the event of termination in a non-change of control situation. We believe that a higher severance multiple for our CEO is needed in order to attract the individual we believe is best suited for the office. Our CEO is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks.

        In addition to the above benefits, we provide to each NEO (1) term life insurance equal to one year's base salary, (2) a car allowance equal to $750 a month plus related expenses, (3) an executive physical once every three years (up to $3,500, subject to a gross-up to make this benefit tax neutral), and (4) a 401(k) plan match. We believe these perquisites are appropriate as part of a competitive benefits package.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Committee considers commensurate with their responsibilities and achievements. We have not adopted a policy that all executive compensation be fully deductible.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2010.

Compensation Committee Alan J. Hirschfield (Chairman) Alan R. Batkin Joseph M. Cohen

 EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth compensation for our CEO, CFO and three other most highly compensated executive officers (our Named Executive Officers or NEOs).

SUMMARY COMPENSATION TABLE

Name and Pricipal Position	Year	Salary $	Bonus $		Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Andrew A. Krakauer	2010	437,500	—		124,943	131,093	441,000	20,395	(3)	1,154,931
President and Chief	2009	425,000	371,875		254,340	291,800	—	21,580		1,364,595
Executive Officer(2)	2008	375,417	180,000		—	246,750	—	18,110		820,277
Seth R. Segel	2010	337,253	—		56,385	63,560	244,293	20,207	(4)	721,698
Executive Vice	2009	337,188	207,371		137,850	145,900	—	21,597		849,906
President(2)	2008	303,317	—		—	157,500	64,912	19,080		544,809
Craig A. Sheldon	2010	303,060	—		53,700	59,588	208,084	20,402	(5)	644,834
Senior Vice President,	2009	297,847	183,176		133,050	145,900	—	21,737		781,710
Chief Financial Officer,	2008	270,515	130,000		—	157,500	—	17,224		575,239
and Treasurer(2)
Eric W. Nodiff	2010	303,060	—		45,645	51,643	208,084	20,564	(7)	628,996
Senior Vice President,	2009	297,847	185,712	(6)	109,650	145,900	—	21,662		760,771
General Counsel and	2008	283,664	128,333		—	157,500	—	16,969		586,466
Secretary
Roy K. Malkin	2010	408,689	—		83,235	91,368	286,000	9,704	(8)	878,996
President and Chief	2009	401,659	212,879		152,250	218,850	—	12,342		997,980
Executive Officer of	2008	389,574	147,088		—	157,500	—	10,719		704,881
Minntech

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 11 to our Consolidated Financial Statements included in our Annual Reports on Form 10-K for each of the fiscal years ended July 31, 2010, July 31, 2009 and July 31, 2008.

(2)
Mr. Krakauer became President and Chief Executive Officer on March 20, 2009 after serving as President since April 24, 2008. Prior to that date he served as Executive Vice President and Chief Operating Officer. Mr. Segel became Executive Vice President on March 20, 2009. Prior to that date he served as Senior Vice President—Corporate Development and Strategy. Mr. Sheldon became Treasurer on March 20, 2009 in addition to his role as Senior Vice President and Chief Financial Officer.

(3)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Krakauer: (i) $12,595 in vehicle fringe benefits and (ii) $7,800 in contributions under a 401(k) plan.

(4)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Segel: (i) $12,595 in vehicle fringe benefits, (ii) $7,339 in contributions under a 401(k) plan, and (iii) $273 in term life insurance premiums.

(5)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Sheldon: (i) $12,595 in vehicle fringe benefits, (ii) $7,494 in contributions under a 401(k) plan, and (iii) $313 in term life insurance premiums.

(6)
Mr. Nodiff's bonus was paid on a calendar year basis in 2008 and 2009. Accordingly, this amount represents a portion of each of his calendar 2008 bonus and his calendar 2009 bonus to the extent such amounts were accrued during the 2009 fiscal year.

(7)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Nodiff: (i) $12,595 in vehicle fringe benefits, (ii) $7,494 in contributions under a 401(k) plan, and (iii) $475 in term life insurance premiums.

(8)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Malkin: (i) $2,513 in vehicle fringe benefits and (ii) $7,191 in contributions under a 401(k) plan.

Grants of Plan-Based Awards Table

        The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the fiscal year ended July 31, 2010:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units #		All Other Option Awards: Number of Securities Underlying Options #(2)
									Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Threshold ($)	Target ($)	Maximum ($)	Grant Date
Andrew A. Krakauer	157,500	315,000	630,000	10/29/09	8,250	(3)				131,093
				10/29/09			21,750	(4)	15.89	116,798
				7/31/10			1,500	(4)	15.88	8,145
Seth R. Segel	87,248	174,495	348,990	10/29/09	4,000	(3)				63,560
				10/29/09			10,500	(4)	15.89	56,385
Craig A. Sheldon	69,361	138,722	277,445	10/29/09	3,750	(3)				59,588
				10/29/09			10,000	(4)	15.89	53,700
Eric W. Nodiff	69,361	138,722	277,445	10/29/09	3,250	(3)				51,643
				10/29/09			8,500	(4)	15.89	45,645
Roy K. Malkin	114,322	228,645	457,290	10/29/09	5,750	(3)				91,368
				10/29/09			15,500	(4)	15.89	83,235

(1)
All non-equity incentive plans referenced in the table provide that no bonus is payable if the minimum level of performance required by the plan is not achieved by the NEO.

(2)
Each such award consists of an option that has a term of five years.

(3)
Each stock award is subject to a risk of forfeiture which lapses as to one-third of the awards on each of the first three anniversaries after the grant date.

(4)
Each option award vests as to one-third of the awards on each of the first three anniversaries after the grant date.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards Table

Short-Term Incentive Plan

        In December 2009, our Board, upon the recommendation of our Compensation Committee, adopted the STIP. Under the STIP, our NEOs and certain other executives and key employees of the Company are eligible to receive cash bonus awards based on their achievement of performance targets for the fiscal year ended July 31, 2010 and subsequent years (each year being referred to as a Plan Year).

        The STIP is administered by the Compensation Committee, which establishes annual performance targets (the Performance Targets). Awards are based on the achievement of the Performance Targets, which may include growth in the Company's earnings or such other performance criteria determined by the Compensation Committee for each Plan Year. For fiscal 2010, the Committee utilized growth in the

Company's EPS, specifically an increase in EPS of $0.09, from $0.94 in fiscal 2009 to $1.03 in fiscal 2010. In fiscal 2010, the Company exceeded this Performance Target.

        The target incentive awards for each eligible position (by category) are expressed as a percentage of base salary within the ranges designated below as follows (with the actual target incentive award percentages determined by the Compensation Committee on an annual basis):

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President	70% - 100%
COO, Division CEO, Executive Vice President, Senior Vice President	45% - 65%
Vice President	40% - 55%
Other Key Employees	10% - 35%

        For fiscal 2010, the target incentive awards were set by the Compensation Committee as follows:

ELIGIBLE POSITION	TARGET INCENTIVE AWARD
CEO/President (includes Mr. Krakauer)	70%
Division CEOs (includes Mr. Malkin)	55%
Executive Vice Presidents (includes Mr. Segel)	50%
Senior Vice Presidents (includes Messrs. Nodiff and Sheldon)	45%
Vice Presidents	40%

        Notwithstanding the foregoing, Division CEOs have 25% of their bonus target based on the annual Performance Target established for executives of Cantel. The remaining 75% is based on the annual performance target specific to the operations of such CEO's Division(s), which are established by the CEO of the Company in consultation with the Compensation Committee.

        Awards are determined as follows:

	EARNINGS GROWTH CORPORATION	EARNINGS GROWTH DIVISION
CORPORATE EXECUTIVES	100%	—
DIVISION CEOs	25%	75%

        For fiscal 2010, the only NEO who was a Division CEO was Mr. Malkin. 25% of his potential incentive compensation was based on Cantel's EPS target, while the other 75% of his potential incentive compensation was based on the attainment by Minntech in fiscal 2010 of at least 10% annual growth in operating income.

        The target incentive award payable to each participant for 100% achievement of the Performance Targets (the Bonus Target) is calculated by multiplying the participant's base salary earned during the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year. If more or less than 100% of the Performance Target is achieved, the Compensation Committee has the discretion to increase the Bonus Target (not to exceed 200% of the Bonus Target) or decrease the Bonus Target (not to be less than 50% of the Bonus Target, provided that a minimum threshold performance level has been achieved); provided, however, that the Compensation Committee in its discretion may establish minimum Performance Targets that must be achieved in order for any incentive award to be paid. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid. At the sole discretion of the Compensation Committee, a participant may not receive an Award, or the amount of an Award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

        For fiscal 2010, the Compensation Committee established the following payment criteria based on the achievement of the Performance Target:

% Achievement of $.09 Increase in EPS (Performance Target)	% of Bonus Target to be Awarded
Less than 50% (EPS less than $.99)	0
50% (EPS of $.99)	50% of Bonus Target
Greater than 50% but less than 75% (EPS of $1.00)	55% of Bonus Target
75% (EPS of $1.01)	60% of Bonus Target
Greater than 75% but less than 100% (EPS of $1.02)	80% of Bonus Target
100% (EPS of $1.03)	100% of Bonus Target
Greater than 100% (EPS of greater than $1.03)	100% of Bonus Target plus discretionary amount

        The actual awards for our NEOs under the STIP for fiscal 2010 are shown in the tables and discussed in Compensation Discussion and Analysis above.

Long-Term Incentive Plan

        In December 2009, our Board, upon the recommendation of our Compensation Committee, adopted the LTIP. The purpose of the LTIP is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic and shareholder value goals.

        Under the LTIP, NEOs and other executives and certain key employees of the Company, are eligible to receive annual equity awards for each Plan Year. Participants are identified by title and recommended by the CEO of the Company each year, subject to the approval of the Compensation Committee. The Compensation Committee administers the LTIP with respect to all participants. The annualized expected value of the participants' target awards under the LTIP are reviewed annually by the Compensation Committee to ensure competitiveness with market trends.

        Performance based awards under the LTIP are contingent on acceptable individual performance as well as predetermined financial objectives of the Company or one or more of its subsidiaries or operating segments determined by the Compensation Committee. Performance based awards vest upon achievement of the designated performance criteria. Notwithstanding the specific performance criteria established, in making a determination as to whether or not such criteria such as earnings growth was achieved, the Compensation Committee takes into consideration factors such as unanticipated taxes, acquisition costs, non-recurring and extraordinary items, and other equitable factors, as determined by the Compensation Committee in its discretion.

        Service-based awards vest ratably over three years following the date of grant, or such other period of time determined by the Compensation Committee, subject to the terms and conditions set forth in the Company's 2006 Equity Incentive Plan (the Plan) and the agreement reflecting the award.

        Under the LTIP, in the event a participant's employment is terminated prior to the end of the vesting period due to death, disability, or normal retirement, the participant or beneficiary will be entitled to receive accelerated vesting (in whole or on a pro rata basis for the period employed) that would have been earned if the participant's employment had continued to the end of the then current Plan Year, subject to the terms of the agreement granting the award or the approval of the Compensation Committee and subject to the terms of the Plan.

        At the sole discretion of the Compensation Committee, a participant may not receive an award or may receive a reduced Award due to substantiated poor individual performance or misconduct and may be declared ineligible under the Plan.

        The actual awards for our NEOs under the LTIP for fiscal 2010 are shown in the tables and discussed in Compensation Discussion and Analysis above.

        As discussed under Compensation Discussion and Analysis above, subsequent to the end of fiscal 2010, the Compensation Committee determined to eliminate the Performance Target for LTIP awards, but still utilizes time-based vesting.

2006 Equity Incentive Plan

        The Plan provides for the granting of stock options, restricted stock awards, stock appreciation rights (SARs) and performance awards to our employees, including our executive officers. Non-employee directors also participate in the Plan. The Plan does not permit the granting of discounted options or discounted stock appreciation rights. The selection of employee participants in the Plan and the level of participation of each participant are determined by the Compensation Committee (the Board makes determinations relating to awards to non-employee directors). Subject to limitations set forth in the Plan, the Compensation Committee may delegate to our President or other executive officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors for awards intended to be qualified under Section 162(m) of the Code, or individual awards in excess of 1,500 restricted shares or 5,000 options (or aggregate awards during any fiscal quarter in excess of 5,000 restricted shares or 25,000 options).

        The Plan permits the grant of non-qualified stock options, incentive stock options qualifying under Section 422 of the Code (ISOs) and SARs. SARs permit the recipient to receive a payment measured by the increase in the fair market value of a specified number of our shares from the date of grant to the date of exercise. Distributions to the recipient of a SAR may be made in common stock, in cash or in a combination of both as determined by the Compensation Committee. The Compensation Committee determines the terms of each stock option and SAR at the time of the grant. The exercise price of a stock option may not be less than the fair market value of our common stock on the date the option is granted; likewise, no SAR may be granted at less than the fair market value of our common stock on the date the SAR is granted. The Compensation Committee determines the exercise period of each stock option and SAR; however, the terms of options and SARs granted under the Plan may not exceed ten years. Generally, no option or SAR may be exercised during the first year of its term or such longer period as may be specified in the option grant. However, the Plan allows the Compensation Committee to make unvested options and SARs immediately exercisable upon termination of employment by the Company without cause (if provided in an employment agreement) or in its discretion. The exercise price of options is payable in cash or, if the grant provides, in common stock.

        Under the Plan, the Compensation Committee may also grant stock awards, subject to specified restrictions, including but not limited to continued employment of the recipient with us or the achievement of one or more specific goals relating to our performance or the performance of a business unit or the recipient over a specified period of time. Performance-based measures could be based on various factors such as our revenues, cost reductions, operating income, income before taxes, net income, adjusted net income, earnings per share, adjusted earnings per share, operating margins, working capital measures, return on assets, return on equity, return on invested capital, cash flow measures, market share, and/or economic value added or such factors as they apply to one of its business units within which the recipient is primarily employed. The performance goals will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Internal Revenue Code.

Risk Considerations In Our Compensation Program

        The Compensation Committee has considered the risks that may exist in the Company's compensation plans and the factors that mitigate against the plans creating material risks to the Company and believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information regarding unexercised options and unvested restricted stock held by each of our Named Executive Officers as of July 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Andrew A. Krakauer	20,000	—		16.25	1/31/12
	30,000	—		18.50	5/15/12
	4,334	8,666	(2)	14.59	2/2/14
	750	750	(3)	15.48	7/30/14
	—	21,750	(4)	15.89	10/28/14
	—	1,500	(5)	15.88	7/30/15
						7,833	(6)	124,388
						13,333	(7)	211,728
						8,250	(8)	131,010
Seth R. Segel	37,500	—		20.10	1/31/11
	10,000	—		14.22	11/6/11
	2,334	4,666	(2)	14.59	2/2/14
	—	10,500	(4)	15.89	10/28/14
						5,000	(6)	79,400
						6,666	(7)	105,856
						4,000	(8)	63,520
Craig A. Sheldon	75,000	—		20.10	1/31/11
	2,000	4,000	(2)	14.59	2/2/14
	—	10,000	(4)	15.89	10/28/14
						5,000	(6)	79,400
						6,666	(7)	105,856
						3,750	(8)	59,550
Eric W. Nodiff	75,000	—		22.93	1/31/11
	1,834	3,666	(2)	14.59	2/2/14
	—	8,500	(4)	15.89	10/28/14
						5,000	(6)	79,400
						6,666	(7)	105,856
						3,250	(8)	51,610
Roy K. Malkin	75,000	—		20.10	1/31/11
	3,334	6,666	(2)	14.59	2/2/14
	—	15,500	(4)	15.89	10/28/14
						5,000	(6)	79,400
						10,000	(7)	158,800
						5,750	(8)	91,310

(1)
The market value of shares of stock that have not vested was determined using $15.88, the closing market price per share of our common stock on July 31, 2010.

(2)
The option was granted on February 3, 2009 and has a five-year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(3)
The option was granted on July 31, 2009 and has a five-year term. The option vests and is exercisable as to 50% of the shares underlying the option on each of the first two anniversaries of the grant date.

(4)
The option was granted on October 29, 2009 and has a five-year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(5)
The option was granted on July 31, 2010 and has a five-year term. The option vests and is exercisable as to 100% of the shares underlying the option on the first anniversary of the grant date.

(6)
The restricted stock was issued May 23, 2008 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(7)
The restricted stock was issued on February 3, 2009 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(8)
The restricted stock was issued on October 29, 2009 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

Equity Compensation Plan Information

        The following sets forth certain information as of July 31, 2010 with respect to our compensation plans under which Cantel securities may be issued:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,427,863	$15.95	655,679	(1)
Equity compensation plans not approved by security holders	0	0	0

Total	1,427,863	$15.95	655,679	(1)

(1)
Consists solely of 193,583 option awards and 462,096 stock awards available for grant under the Plan.

Option Exercises and Stock Vested Table

        The following table provides information on stock option exercises and vesting of restricted stock during fiscal 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(2)
Andrew A. Krakauer	100,000	350,000	24,499	460,381
Seth R. Segel	52,500	104,271	15,000	279,433
Craig A. Sheldon	15,000	88,050	15,000	279,433
Eric W. Nodiff	20,000	119,400	15,000	279,433
Roy K. Malkin	—	—	15,000	284,650

(1)
The "Value Realized on Exercise" is the difference between the market price of the underlying security at exercise and the exercise price of the option. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

(2)
The "Value Realized on Vesting" is based on the fair market value of the underlying security on the vesting date.

Post-Termination Benefits and Change in Control

        As described above in our Compensation Discussion and Analysis, in February 2010, we (or in the case of Mr. Malkin, one of our subsidiaries) entered into severance agreements with each of our NEOs. The severance agreements continue through July 31 of each year, automatically renewing for another year unless either the Company or the NEO has provided at least 6 months' notice (given at least 18 months prior to the then expiration date) that the term will not be extended. However, if a Change of Control (as defined in the severance agreements to generally include a person or group acquiring more than 50% of our stock or a majority of our Board being replaced during any 12-month period if not endorsed by our current Board) occurs, the term will not end before the second anniversary of the Change in Control.

        Under the severance agreements, upon termination of employment for any reason, the NEO will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off through the termination date, and (c) reimbursement of expenses. Subject to certain conditions (such as signing a release), if an NEO is terminated (1) by the Company without cause or (2) by the NEO for Adequate Reason (as defined in the severance agreements to generally include certain reductions in the authority, duties or responsibilities, certain reductions in compensation and certain changes in location), then the NEO will be entitled to certain benefits, unless termination occurs during a Change in Control Coverage Period (as defined in the severance agreements). Specifically, the NEO would be entitled to (1) one year's base salary (18 months in case of our CEO), paid in a lump sum, (2) if the termination occurs subsequent to a fiscal year end in which the NEO did not yet receive his earned bonus, then the NEO will be entitled to his bonus to the extent earned under his applicable bonus plan, (3) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rata portion (based on number of days worked in the fiscal year) of his bonus to the extent earned under his applicable bonus plan, (4) the most current tranche of unvested options and restricted stock will vest on a pro rata basis through the termination date, (5) 12 months of COBRA benefits and (6) 12 months of outplacement services, up to $20,000. In October 2010, we amended the severance agreements to provide for the automatic, accelerated vesting of all outstanding unvested options and restricted stock held by an NEO upon termination of his employment by us without cause (or by the NEO for Adequate Reason).

        Subject to certain conditions (such as signing a release), if an NEO is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), the NEO will be entitled to certain compensation if (A) the Company terminates the NEO's employment (other than a termination for cause or death), or (B) the NEO voluntarily terminates his employment for Adequate Reason or Good Reason (as defined in the severance agreements to generally include certain reductions in the authority, duties or responsibilities, certain reductions in compensation, certain reductions in the authority, duties or responsibilities of a supervisor of the NEO, certain reductions in the budget overseen by the NEO and certain changes in location). Specifically, the NEO would be entitled to (1) two times the sum of the NEO's base salary and target bonus (or if higher, the average of the prior two years' bonuses), (2) if the termination occurs subsequent to a fiscal year end in which the NEO did not yet receive his earned bonus, then the NEO will be entitled to his target bonus for such fiscal year, (3) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rata portion (based on number of days worked in fiscal year) of his target bonus for such partial fiscal year, (4) 24 months of COBRA benefits, (5) continuation of term life insurance policy for 24 months, (6) 12 months of outplacement services, up to $20,000, and (d) reimbursement of income taxes payable in connection with benefits under (4), (5) and (6) above.

        In the case of a termination of an NEO due to disability or death, the Company will continue to pay the NEO's base salary for a 3-month period.

        If an NEO intentionally and materially breaches any provision of the separate non-compete agreement each NEO entered into in conjunction with the severance agreements, and fails to cure such breach (if curable) within 30 days, the severance agreements require such NEO to promptly repay to us any and all severance amounts previously paid to him under the severance agreement.

        In addition, the Plan provides that if a Plan participant is terminated without cause during the twelve month period following a change in control, all stock options or restricted stock held by such person will automatically vest and become fully exercisable.

Post-Termination Benefits and Change in Control Table

        The table below sets forth our reasonable estimate of the potential payments to each of our NEOs, in each case, assuming a termination date of July 31, 2010 (but giving effect to the October 2010 amendments to the NEOs' severance agreements) if such NEO (1) is terminated due to disability, (2) dies, (3) is terminated in connection with a change in control of the Company by us (other than for cause) or by the NEO for Adequate Reason or Good Reason, or (4) is terminated by us without cause or by the NEO for Adequate Reason.

			Change in Control			Termination without Cause
	Disability	Death		Continued Healthcare Benefits and Other ($)			Continued Healthcare Benefits and Other ($)
					Acceleration of Option / Stock Awards(1) ($)			Acceleration of Option / Stock Awards(1) ($)
Name	Salary ($)	Salary ($)	Salary & Bonus ($)			Salary & Bonus ($)
Andrew A. Krakauer	112,500	112,500	1,530,000	51,592	478,605	1,116,000	42,164	478,605
Seth R. Segel	87,248	87,248	1,012,071	22,586	254,795	593,283	20,000	254,795
Craig A. Sheldon	77,068	77,068	893,989	52,032	249,966	516,356	34,776	249,966
Eric W. Nodiff	77,068	77,068	893,989	52,357	241,595	516,356	34,776	241,595
Roy K. Malkin	103,930	103,930	1,288,726	41,727	338,109	701,718	29,843	338,109

(1)
Represents the intrinsic value of unvested options and restricted stock as of July 31, 2010.

Director Compensation

        The table below summarizes the compensation paid by us to our directors for the fiscal year ended July 31, 2010.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Robert L. Barbanell(5)	49,750		31,163		—		80,913
Alan R. Batkin(5)	42,000		31,163		—		73,163
Joseph M. Cohen(5)	32,000		31,163		—		63,163
Charles M. Diker(5)	225,000	(2)	236,841	(3)	43,382	(4)	505,223
Mark N. Diker(5)	29,000		31,163		—		60,163
George L. Fotiades(5)	82,750		31,163		—		113,913
Alan J. Hirschfield(5)	42,000		31,163		—		73,163
Bruce Slovin(5)	34,000		31,163		—		65,163

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 11 to our 2010 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 31, 2010.

(2)
Amount represents salary earned in fiscal 2010 in connection with Mr. Diker's employment by the Company as its Chairman.

(3)
Amount represents the aggregate grant date fair value for stock options of $123,849 and restricted stock awards of $112,992.

(4)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Diker in connection with his employment as the Company's Chairman: (i) $6,693 in contributions under a 401(k) plan, and (ii) $689 in term life insurance premiums. Additionally, the amount includes the reimbursement to a company affiliated with Mr. Diker for office expenses amounting to $36,000 in fiscal 2010.

(5)
The aggregate number of stock awards and aggregate number of option awards outstanding for each director at July 31, 2010 are as follows: Mr. Barbanell—23,250 option awards; Mr. Batkin—23,250 option awards; Mr. Cohen—23,250 option awards; Mr. Charles Diker—9,933 stock awards and 124,900 option awards; Mr. Mark Diker—29,250 option awards; Mr. Fotiades—27,000 option awards; Mr. Hirschfield—22,500 option awards; and Mr. Slovin—22,500 option awards.

        Until February 1, 2010, our non-employee directors were paid a fee of $20,000 per year and $1,000 per Board meeting attended ($2,000 for meetings longer than a half-day), plus reimbursement for expenses. Effective February 1, 2010, the annual fee was increased to $30,000. In addition, the Presiding Director is paid an annual fee of $5,000, and the Chairman of the Audit Committee, the Compensation Committee and the Nominating Committee are paid annual fees of $15,000, $10,000 and $3,000, respectively. Each member of the Audit Committee is paid $1,000 for each meeting attended and each member of the other committees is paid $750 for each meeting attended. In addition, Mr. Fotiades is paid an annual retainer of $50,000 to serve as Vice Chairman of the Board, in which role he serves as liaison between the Board and management. His services are provided solely as a member of the Board and for the benefit of the Board.

        During fiscal 2010, directors (including employee directors) received under our Plan an automatic grant of an option to purchase 1,500 shares of common stock (increased to 4,500 shares commencing July 31, 2010 for non-employee directors) on the last business day of our fiscal year. All of said options are fully exercisable on the first anniversary of the grant date. In addition, through October 31, 2009, an option to purchase 750 shares of common stock was granted automatically on the last business day of each fiscal quarter to each non-employee director provided that the director attended any regularly scheduled meeting of the Board, if any, held during such quarter. Also, each new non-employee member of the Board is granted an initial stock option, exercisable in three equal installments commencing on the first anniversary of the grant date, to purchase 15,000 shares of common stock. All of the options described in this paragraph have a five year term and an exercise price equal to the closing price of Cantel stock on the NYSE on the date of grant.

        Mr. Diker, as our employee, is paid an annual fee of $225,000 for his services as Chairman of the Board.

AUDIT COMMITTEE REPORT

        The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2010 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel's independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence; and (4) discussed with our independent registered public accounting firm their independence. The Audit Committee has considered the compatibility of the independent registered public accounting firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended July 31, 2010 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Robert L. Barbanell (Chairman) Alan R. Batkin Bruce Slovin

 PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP has audited our financial statements for the last twenty years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ended July 31, 2010, we retained Ernst & Young LLP to provide tax and other advisory services in the fiscal year ended July 31, 2010, and expect to continue to do so in the future. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q ("Audit Fees") for fiscals 2010 and 2009, and fees billed for other services rendered by Ernst & Young LLP.

	2010	2009
Audit Fees(1)	$1,092,000	$1,108,500
Audit Related Fees(2)(3)	18,096	46,497
Tax Fees(3)(4)	4,106	24,391
All Other Fees	—	—

Total	$1,114,202	$1,179,388

(1)
Audit fees for fiscals 2010 and 2009 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements, and (iii) the audits of the effectiveness of our internal control over financial reporting.

(2)
Audit related fees for fiscals 2010 and 2009 consisted of fees related to the audit of a 401(k) savings and retirement plan. Additionally, audit related fees for fiscal 2009 included fees for a statutory audit of our Netherlands subsidiary.

(3)
The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm's independence.

(4)
Tax fees consisted primarily of services related to international tax compliance in fiscals 2010 and 2009.

        The Audit Committee has a written preapproval policy with respect to services to be provided by our independent registered public accounting firm. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services, we generally obtain the prior approval of the Audit Committee even if not technically required under the terms of the policy. In fiscal 2010, all of the audit fees, audit-related fees and tax fees were approved in accordance with the preapproval policy.

        The Board recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 MISCELLANEOUS

Annual Report

        Cantel's 2010 Annual Report is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JULY 31, 2010, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO MS. JOANNA ZISA ALBRECHT, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

Proposals of Stockholders; Stockholder Business

        The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is September 15, 2011. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2011 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the 2010 Annual Meeting of Stockholders (no earlier than October 15, 2011 and no later than November 14, 2011, as currently scheduled); provided, however, that in the event that the date of the 2011 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

        Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

Eric W. Nodiff Corporate Secretary

Dated: November 29, 2010

0 14475 CANTEL MEDICAL CORP. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JANUARY 13, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I appoint Charles M. Diker and Eric W. Nodiff, or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of CANTEL MEDICAL CORP. that I am entitled to vote at the Annual Meeting of Stockholders to be held on January 13, 2011 at 9:30 A.M. at The Harmonie Club, 4 East 60th Street, New York, New York, and any adjournments of the meeting on all matters coming before said meeting. My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Item 2. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise. (Continued and to be signed on the reverse side)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of ten directors: O Robert L. Barbanell O Alan R. Batkin O Joseph M. Cohen O Charles M. Diker O Mark N. Diker O George L. Fotiades O Alan J. Hirschfield O Andrew A. Krakauer O Peter J. Pronovost, M.D., Ph.D. O Bruce Slovin 2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm: PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF CANTEL MEDICAL CORP. January 13, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 21030000000000000000 0 011311 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/138098

ANNUAL MEETING OF STOCKHOLDERS OF CANTEL MEDICAL CORP. January 13, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://materials.proxyvote.com/138098 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of ten directors: O Robert L. Barbanell O Alan R. Batkin O Joseph M. Cohen O Charles M. Diker O Mark N. Diker O George L. Fotiades O Alan J. Hirschfield O Andrew A. Krakauer O Peter J. Pronovost, M.D., Ph.D. O Bruce Slovin 2. Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm: PLEASE VOTE, DATE AND SIGN THIS PROXY AND RETURN IT AT ONCE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY VOTE IN PERSON IF YOU DO ATTEND. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 21030000000000000000 0 011311

QuickLinks

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on January 13, 2011.
Information about the Annual Meeting
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD MATTERS; COMMITTEES
EXECUTIVE OFFICERS OF CANTEL
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Equity Compensation Plan Information
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS